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                                                           EXHIBIT 23.8

CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the inclusion in this Registration Statement on Form S-4 of U.S. Office Products Company of our report dated July 5, 1996, relating to the financial statements of Arbuckle Foods, Inc. We also consent to the reference to us under the caption "Experts" in the Registration Statement.



THORNE LITTLE, Chartered Accountants
Abbotsford, B.C., Canada
September 24, 1996